UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2017

Cypress Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36260	61-1721523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5727 S. Lewis Avenue, Suite 300

Tulsa, Oklahoma 74105

(Address of principal executive offices and zip code)

(918) 748-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Conversion of Subordinated Units

The board of directors of the general partner of Cypress Energy Partners, L.P. (the “Partnership”) has confirmed that, as of February 14, 2017 (the first business day following the payment of the Partnership’s 2016 fourth quarter cash distribution), the subordination period with respect to the Partnership’s subordinated units representing limited partner interests in the Partnership (the “subordinated units”) ended in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated January 21, 2014 (the “partnership agreement”). Accordingly, effective February 14, 2017, the Partnership’s 5,913,000 subordinated units have converted on a one-for-one basis into common units representing limited partner interests in the Partnership (the “common units”). In the future, the common units resulting from this conversion will participate pro rata with the Partnership’s other common units in distributions of available cash as defined in the partnership agreement.

The subordinated units were issued by the Partnership in connection with its initial public offering in January 2014. The conversion of the subordinated units described in this current report does not impact the amount of cash distributions to be paid by the Partnership or the total number of the Partnership’s outstanding units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Energy Partners, L.P.

	By:	Cypress Energy Partners GP, LLC, its general partner

Dated: February 17, 2017	By:	/s/ G. Les Austin
Name: G. Les Austin Title: Chief Financial Officer